Press
Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contacts: Didi Blackwood / Jessica Benbow
Arbitron Inc.
410-312-8523 / 410-312-8363
didi.blackwood@arbitron.com / jessica.benbow@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2009 SECOND QUARTER FINANCIAL RESULTS
Reports earnings per share (diluted) of $0.13;
Lowers full-year revenue guidance; maintains full-year earnings per share guidance

Columbia MD, July 21, 2009 – Arbitron Inc. (NYSE: ARB) today announced financial results for the second quarter ended June 30, 2009.

Net income for the quarter was $3.5 million or $0.13 per share (diluted), compared with $600 thousand or $0.02 per share (diluted) for the second quarter of 2008.

For the second quarter of 2009, the Company reported revenues of $86.8 million, an increase of 10.4 percent over revenue of $78.7 million during the second quarter of 2008. As anticipated, revenue growth in the quarter benefited from the Company’s commercialization of its Portable People MeterTM (PPMTM) ratings service in Boston as well as the recognition of pre-currency revenue in five new PPM markets – Miami-Ft. Lauderdale-Hollywood, Seattle-Tacoma, Phoenix, Minneapolis-St. Paul and San Diego.

Costs and expenses for the second quarter increased by 4.2 percent, from $82.4 million in 2008 to $85.9 million in 2009, due primarily to planned expenditures for the commercialization of the PPM ratings service and the introduction of cell-phone-only household sampling in 151 diary markets. These increases were offset in part by cost reduction initiatives implemented in prior quarters.

In the second quarter of both 2009 and 2008, share-based compensation totaled $2.7 million.

Earnings before interest and income tax expense (EBIT) for the quarter were $6.5 million, compared with EBIT of $1.4 million for the second quarter of 2008.

For the six months ended June 30, 2009, revenue was $185.3 million, an increase of 7.3 percent over revenue of $172.7 million for the same period in 2008.

EBIT decreased 5.8 percent from $28.2 million in the first six months of 2008 to $26.6 million for the same period in 2009 due primarily to $8.4 million of reorganization and restructuring expense recorded year-to-date. Net income for the six-month period decreased 6.1 percent to $15.8 million compared with $16.9 million in 2008. Earnings per share (diluted) for the six months in 2009 were $0.60 compared with $0.61 per share (diluted) last year.

Management Comment on Second Quarter 2009 Results
“In the second quarter of 2009, Arbitron commercialized the Portable People Meter radio ratings service in Boston, and continued the work of building PPM panels for the additional markets we plan to commercialize in 2009,” said Michael Skarzynski, President and Chief Executive Officer.

“We signed a three-year agreement with Clear Channel Radio for diary-based radio ratings services in 105 markets. Additionally, Arbitron signed multi-year diary market agreements with a number of other customers.

“We also successfully introduced cell-phone-only household sampling in an initial 151 diary markets in the Spring 2009 survey. As a result, we saw significant sample quality gains for young adults, age 18-34, in the first month of the survey.

“We also continue to make the hard choices required to reduce costs and target our resources on initiatives that we believe can best enhance the long-term value of Arbitron’s services to the radio industry–deploying the Portable People Meter radio ratings service in additional markets, expanding cell-phone-only household measurement in PPM and diary markets and working toward MRC accreditation for the PPM service through our continuous improvement programs,” said Mr. Skarzynski.

2009 Guidance
Arbitron is revising downward its revenue guidance for the full-year 2009, while maintaining its earnings per share guidance for the year.

Due largely to the overall economic conditions and the impact of the continuing advertising recession, Arbitron now expects revenue for the full year 2009 to increase between 2 percent and 6 percent compared to the 2008 revenue of $368.8 million. The Company originally projected revenue would increase between 6 percent and 10 percent for the year as compared to 2008.

Arbitron continues to expect that earnings per share (diluted) for the full-year 2009 will be between $1.40 and $1.55 versus $1.36 in 2008.

“In light of the reduced revenue visibility associated with the challenging economy, we have taken difficult yet appropriate steps to rationalize our cost structure to suit the uncertain environment in which we are operating,” said Sean Creamer, Executive Vice President, Finance & Planning & Chief Financial Officer.

“We are monitoring events closely, including overall economic conditions as well as legislative, regulatory and judicial developments affecting the Company. Should future events change our current thinking, we will, as appropriate, re-evaluate our guidance with the benefit of that knowledge.”

Earnings conference call: schedule and access
Arbitron will host a conference call at 10:00 a.m. Eastern Time. The Company invites you to listen to the call by dialing (toll free) 888-873-8496. The conference call can be accessed from outside of the United States by dialing 973-935-8513. To participate, users will need to use the following code: 19150443. The call will also be available live on the Internet at the following sites: www.arbitron.com, www.ccbn.com and www.streetevents.com.

A replay of the call will be available from 12:00 p.m. on July 21, 2009 through 11:59 p.m. on August 21, 2009. To access the replay, please call (toll free) 800-642-1687 in the United States, or 706-645-9291 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 19150443.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, either income from continuing operations, as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The Company has developed the Portable People Meter, a new technology for media and marketing research.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	absorb costs related to legal proceedings and governmental entity interactions and avoid related fines, limitations, or conditions on our business activities;

•	successfully commercialize our Portable People Meter service;

•	successfully manage the impact on our business of the current economic downturn generally, and in the advertising market, in particular, including, without limitation, the insolvency of any of our customers or the impact of such downturn on our customers’ ability to fulfill their payment obligations to us;

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience measurement services and methodology in light of governmental regulation, legislation, litigation, activism, or adverse public relations efforts;

•	compete with companies that may have financial, marketing, sales, technical, or other advantages over us;

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size, and operational cost;

•	successfully develop, implement, and fund initiatives designed to increase sample sizes;

•	complete the Media Rating Council, Inc. (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with key customers;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	effectively respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems, such as software systems to support our cell phone-only sampling plans, and new customer services that meet these needs in a timely manner;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, consumer trends including a trend toward increasing incidence of cell phone-only households, privacy concerns, technology changes, and/or government regulations;

•	successfully develop and implement technology solutions to encode and/or measure new forms of media content, delivery and advertising in an increasingly competitive environment; and

•	realize the anticipated savings from the Company’s workforce and expense reduction program.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2008, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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(Tables to Follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended June 30, 2009 and 2008
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,			%
	2009	2008	Change	Change
Revenue	$86,799	$78,655	$8,144	10.4%
Costs and expenses
Cost of revenue	55,762	52,585	3,177	6.0%
Selling, general and administrative	19,351	19,977	(626)	(3.1%)
Research and development	10,584	9,864	720	7.3%
Restructuring and reorganization	185	-	185	NM
Total costs and expenses	85,882	82,426	3,456	4.2%
Operating income (loss)	917	(3,771)	4,688	NM
Equity in net income of affiliate(s)	5,581	5,166	415	8.0%
Earnings before interest and income taxes (1)	6,498	1,395	5,103	365.8%
Interest income	14	271	(257)	(94.8%)
Interest expense	365	682	(317)	(46.5%)
Income from continuing operations before income taxes	6,147	984	5,163	524.7%
Income tax expense	2,651	359	2,292	638.4%
Income from continuing operations	3,496	625	2,871	459.4%
Discontinued Operations
Loss from discontinued operations, net of taxes	-	-	-	NM
Loss from sale of discontinued operations, net of taxes	-	(25)	25	NM
Total loss from discontinued operations, net of taxes	-	(25)	25	NM
Net Income	$3,496	$600	$2,896	482.7%
Basic weighted average common share
Income from continuing operations	$0.13	$0.02	$0.11	550.0%
Total loss from discontinued operations, net of taxes	-	-	-	—
Net income	$0.13	$0.02	$0.11	550.0%
Diluted weighted average common share
Income from continuing operations	$0.13	$0.02	$0.11	550.0%
Total loss from discontinued operations, net of taxes	-	-	-	—
Net income	$0.13	$0.02	$0.11	550.0%
Weighted average shares used in calculations
Basic	26,486	27,183	(697)	(2.6%)
Diluted	26,655	27,434	(779)	(2.8%)
Dividends per common share	$0.10	$0.10	-	—
Other data:
EBITDA (1)	$12,156	$5,574	$6,582	118.1%
(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. NM= Not meaningful.

Arbitron Inc.
Consolidated Statements of Income
Six Months Ended June 30, 2009 and 2008
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,			%
	2009	2008	Change	Change
Revenue	$185,288	$172,720	$12,568	7.3%
Costs and expenses
Cost of revenue	95,291	87,695	7,596	8.7%
Selling, general and administrative	37,775	38,529	(754)	(2.0%)
Research and development	19,890	19,528	362	1.9%
Restructuring and reorganization	8,356	-	8,356	NM
Total costs and expenses	161,312	145,752	15,560	10.7%
Operating income	23,976	26,968	(2,992)	(11.1%)
Equity in net income of affiliate(s)	2,581	1,221	1,360	111.4%
Earnings before interest and income taxes (1)	26,557	28,189	(1,632)	(5.8%)
Interest income	33	455	(422)	(92.7%)
Interest expense	698	880	(182)	(20.7%)
Income from continuing operations before income taxes	25,892	27,764	(1,872)	(6.7%)
Income tax expense	10,055	10,827	(772)	(7.1%)
Income from continuing operations	15,837	16,937	(1,100)	(6.5%)
Discontinued Operations
Loss from discontinued operations, net of taxes	-	(495)	495	NM
Gain from sale of discontinued operations, net of taxes	-	425	(425)	NM
Total loss from discontinued operations, net of taxes	-	(70)	70	NM
Net Income	$15,837	$16,867	$(1,030)	(6.1%)
Basic weighted average common share
Income from continuing operations	$0.60	$0.61	$(0.01)	(1.6%)
Total loss from discontinued operations, net of taxes	-	-	-	—
Net income	$0.60	$0.61	$(0.01)	(1.6%)
Diluted weighted average common share
Income from continuing operations	$0.60	$0.61	$(0.01)	(1.6%)
Total loss from discontinued operations, net of taxes	-	-	-	—
Net income	$0.60	$0.61	$(0.01)	(1.6%)
Weighted average shares used in calculations
Basic	26,458	27,687	(1,229)	(4.4%)
Diluted	26,600	27,873	(1,273)	(4.6%)
Dividends per common share	$0.20	$0.20	-	—
Other data:
EBITDA (1)	$37,438	$36,290	$1,148	3.2%
(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below. NM=Not meaningful.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three and Six Months Ended June 30, 2009 and 2008
(In thousands)
(Unaudited)

		Three Months Ended				Six Months Ended
		June 30,				June 30,
		2009		2008	2009		2008

Income from continuing operations	$3,496		$625	$15,837		$16,937
Income tax expense	2,651		359	10,055		10,827
Net interest expense	351		411	665		425

EBIT (2)	$6,498		$1,395	$26,557		$28,189

Depreciation and amortization	5,658		4,179	10,881		8,101

EBITDA (2)	$12,156		$5,574	$37,438		$36,290

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals. EBIT is calculated by adding back net interest expense and income tax expense to income from continuing operations. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to income from continuing operations. EBIT and EBITDA should not be considered substitutes either for income from continuing operations, as indicators of Arbitron’s operating performance, or for cash flow, as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
June 30, 2009 and December 31, 2008
(In thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$12,669	$8,658
Trade receivables	64,959	50,037
Property and equipment, net	67,209	62,930
Goodwill, net	38,500	38,500
Other assets	37,492	39,472
Total assets	$220,829	$199,597
Liabilities and Stockholders’ Equity (Deficit):
Deferred revenue	$56,566	$57,304
Other liabilities	59,026	71,788
Long term debt	105,000	85,000
Stockholders’ equity (deficit)	237	(14,495)
Total liabilities and stockholders’ equity (deficit)	$220,829	$199,597

Note: The December 31, 2008 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.